                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           _________________________


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     June 5, 1996
                                                --------------------------



                              INTELCOM GROUP INC.
 -------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


       Canada                      1-11052            Not Applicable
- --------------------------------------------------------------------------
(Jurisdiction of Incorporation)  (Commission      (IRS Employer
                                  File Number)    Identification No.)



    Unit 11, 1155 North Service Road West, Oakville, Ontario, Canada L6M 3E3
    ------------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code  (905) 469-0686
                                                           --------------


                                 John D. Field
                       c/o IntelCom Group (U.S.A.), Inc.
                            9605 East Maroon Circle
                           Englewood, Colorado 80112
                                 (303) 572-5960
                  (Address of United States Agent for Service)
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ITEM 5.   OTHER EVENTS
- ------    ------------

          IntelCom Group Inc.'s (the "Company") wholly owned subsidiary, Fiber Optic Technologies, Inc. ("FOTI"), has entered into a Settlement Agreement with the United States Department of Justice and an Administrative Settlement Agreement with the Department of the Army terminating FOTI's debarment. With these settlements, the debarment from bidding on certain government contracts has been lifted effective June 4, 1996. FOTI's cost of the settlements for investigative expenses and other costs was $158,324, of which forty-nine percent (49%) was paid by the former minority shareholders of FOTI, resulting in a net cost to FOTI of $80,745.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  June 5, 1996                   INTELCOM GROUP INC.


                                       By: /s/ John D. Field
                                           ---------------------------
                                            John D. Field
                                            Executive Vice President